UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2022

Vaccinex, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38624	16-1603202
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1895 Mount Hope Avenue, Rochester, New York	14620
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 271-2700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	VCNX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

As previously announced, on January 27, 2022, Vaccinex, Inc. (the “Company”) entered into a stock purchase agreement (as amended, the “Stock Purchase Agreement”) pursuant to which the Company agreed to issue and sell to the investors named therein an aggregate of 5,945,943 shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”), at a purchase price of $1.11 per Share. On January 31, 2022, the Stock Purchase Agreement was amended, pursuant to which the Company agreed to issue and sell to additional investors, and the additional investors (together with the original investors, the “Investors”) agreed to purchase from the Company, on the same terms and conditions, an aggregate of 2,801,801 shares of Common Stock. The closing of the sale of shares under the Stock Purchase Agreement (the “Private Placement”) occurred on January 31, 2022, and the Company issued an aggregate of 8,747,744 shares of Common Stock (the “Shares”) with aggregate gross proceeds to the Company of approximately $9.7 million. The Company intends to use the net proceeds from the private placement to fund the ongoing development of its lead drug candidate, pepinemab, in cancer and neurodegenerative disease and for working capital and general corporate purposes.

The Stock Purchase Agreement contains customary representations and warranties of the parties. Pursuant to the Stock Purchase Agreement, the Company also agreed to grant certain of the Investors rights to participate in future offerings of Common Stock for 18 months following the closing of the Private Placement.

Several of the Investors are affiliated with directors or officers of the Company: Vaccinex (Rochester), L.L.C., which is controlled by Maurice Zauderer, Ph.D., the Company’s president, chief executive officer and a member of its board of directors; Friedberg Global-Macro Hedge Fund Ltd., the investment manager of which is an entity controlled by Albert D. Friedberg, chairman of the Company’s board of directors; FCMI Parent Co., which is controlled by Mr. Friedberg; and Benbow Estates Ltd., which is controlled by Jacob Frieberg, one of the Company’s directors.

The sale of the Shares was not registered under the Securities Act of 1933, as amended (the “1933 Act”), and the Shares were issued and sold in a private placement pursuant to Section 4(a)(2) of the 1933 Act and Rule 506 of Regulation D as promulgated by the Securities and Exchange Commission (the “SEC”) under the 1933 Act. Each of the Investors represented that it is an “accredited investor” within the meaning of Rule 501 of Regulation D, and was acquiring the Shares for its own account and has no direct or indirect arrangement or understanding with any other persons to distribute or regarding the distribution of such Shares. The Shares were offered and sold without any general solicitation by the Company or its representatives.

In connection with Closing, on January 31, 2022, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with certain of the Investors that affords such Investors certain registration rights with respect to the Shares. Under the Registration Rights Agreement, the Company agreed, among other things, to use its reasonable best efforts to file with the SEC a registration statement covering the resale of the Investors’ Shares within 75 calendar days from the closing of the Private Placement and commercially reasonable efforts to cause such registration statement to become effective on or prior to 105 calendar days from the closing date. In addition, the Company agreed to use commercially reasonable efforts to keep the registration statement effective until the Shares have been sold thereunder or can be sold without restriction. If the Company fails to meet the specified deadlines for the effectiveness of the registration statement, the Company will be required to pay liquidated damages to the Investors. In addition, those Investors are entitled to certain “piggy-back” registration rights that may require the Company to effect certain registrations to register the Shares for resale in the event that no registration statement registering the Shares is effective and the Company is otherwise filing a registration statement under the 1933 Act. The Registration Rights Agreement also contains certain indemnification and contribution provisions under which the Company and the Investors have agreed to indemnify each other against certain liabilities.

The foregoing summaries of the Stock Purchase Agreement and the Registration Rights Agreement are subject to and qualified in their entirety by the terms of the Stock Purchase Agreement and the Registration Rights Agreement, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. Neither this Current Report on Form 8-K nor any of the exhibits attached hereto is an offer to sell or a solicitation of an offer to buy shares of Common Stock or any other securities of the Company.

Item 8.01	Other Events.

On January 27, 2022, the Company issued a press release, before taking into account the effect of the amendment to increase the shares sold in the Private Placement, announcing the Private Placement and the prior sale of approximately $3.5 million of shares of Common Stock under the Company’s previously disclosed Open Market Sales AgreementTM with Jefferies LLC. The press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Exhibit Description

10.1	Stock Purchase Agreement by and between the Company and the Investors (as defined therein), dated as of January 27, 2022, Amendment to Stock Purchase Agreement by and between the Company and the Investors signatory thereto, dated as of January 31, 2022, and Joinders by and between the Company and the Additional Investors signatory thereto, dated as of January 31, 2022

10.2	Registration Rights Agreement by and between the Company and the Investors (as defined therein), dated as of January 31, 2022

99.1	Press Release dated January 27, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Vaccinex, Inc.

Date: January 31, 2022	By:	/s/ Scott E. Royer
Scott E. Royer
Chief Financial Officer